SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2002

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     In June 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” which requires that goodwill and other intangible assets with indefinite lives not be amortized but instead be tested annually for impairment based on a reporting unit’s fair value versus its carrying value. Champion Enterprises, Inc. adopted SFAS No. 142 in January 2002, which resulted in the cessation of the amortization of goodwill commencing on the first day of our fiscal year 2002. Champion Enterprises, Inc. is filing this Form 8-K to include “as adjusted” net income (loss) and earnings (loss) per share financial information within its Consolidated Financial Statements for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, as if the adoption of SFAS No. 142 had occurred at the beginning of these respective years. Such information is required under the provisions of SFAS No. 142 and is presented within Note 17 to the Consolidated Financial Statements filed as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed herewith:

23.1	Consent of Independent Accountants.

99.1	Consolidated Financial Statements for the years ended December 29, 2001, December 30, 2000 and January 1, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.

/s/ Anthony S. Cleberg Anthony S. Cleberg, Executive Vice President and Chief Financial Officer

Date:   June 27, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Independent Accountants.

99.1	Consolidated Financial Statements for the years ended December 29, 2001, December 30, 2000 and January 1, 2000.